                                                                   Exhibit 23(a)




                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2000) of The Lamson & Sessions Co. of our report dated February 7, 2000, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in its Annual Report on Form 10-K for the year ended January 1, 2000, filed with the Securities and Exchange Commission.

                                           /s/  Ernst & Young LLP



Cleveland, Ohio
December 5, 2000